                                   EXHIBIT 11

             STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (LOSS)

                          1ST REALTY INVESTMENTS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                               FISCAL YEAR ENDED AUGUST 31,
                                               ----------------------------
                                                   2001              2000
                                               -----------       -----------
Net loss                                       $  (243,079)      $    (5,005)
                                               ===========       ===========
Basic weighted average common shares            17,154,141        16,018,525
outstanding
Add: dilutive effect of stock options                   --                --
                                               -----------       -----------
Diluted weighted average common shares          17,154,141        16,018,525
                                               ===========       ===========
outstanding

Earnings (loss) per share:
 Basic                                         $     (0.01)      $        --
 Diluted                                       $     (0.01)      $        --